Exhibit 99.2

First Quarter 2010 Financial Review April 21, 2010 Comerica Incorporated

Safe Harbor Statement Any statements in this presentation that are not historical facts are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Words such as "anticipates," "believes," "feels," "expects," "estimates," "seeks," "strives," "plans," "intends," "outlook," "forecast," "position," "target," "mission," "assume," "achievable," "potential," "strategy," "goal," "aspiration," "outcome," "continue," "remain," "maintain," "trend," "objective" and variations of such words and similar expressions, or future or conditional verbs such as "will," "would," "should," "could," "might," "can," "may" or similar expressions, as they relate to Comerica or its management, are intended to identify forward-looking statements. These forward-looking statements are predicated on the beliefs and assumptions of Comerica’s management based on information known to Comerica’s management as of the date of this news release and do not purport to speak as of any other date. Forward-looking statements may include descriptions of plans and objectives of Comerica’s management for future or past operations, products or services, and forecasts of Comerica’s revenue, earnings or other measures of economic performance, including statements of profitability, business segments and subsidiaries, estimates of credit trends and global stability. Such statements reflect the view of Comerica’s management as of this date with respect to future events and are subject to risks and uncertainties. Should one or more of these risks materialize or should underlying beliefs or assumptions prove incorrect, Comerica’s actual results could differ materially from those discussed. Factors that could cause or contribute to such differences are further economic downturns, changes in the pace of an economic recovery and related changes in employment levels, changes in real estate values, fuel prices, energy costs or other events that could affect customer income levels or general economic conditions, the effects of recently enacted legislation, actions taken by or proposed by the U.S. Department of Treasury, the Board of Governors of the Federal Reserve System, the Texas Department of Banking and the Federal Deposit Insurance Corporation, legislation enacted in the future, and the impact and expiration of such legislation and regulatory actions, the effects of war and other armed conflicts or acts of terrorism, the effects of natural disasters including, but not limited to, hurricanes, tornadoes, earthquakes, fires, droughts and floods, the disruption of private or public utilities, the implementation of Comerica’s strategies and business models, management’s ability to maintain and expand customer relationships, changes in customer borrowing, repayment, investment and deposit practices, management’s ability to retain key officers and employees, changes in the accounting treatment of any particular item, the impact of regulatory examinations, declines or other changes in the businesses or industries in which Comerica has a concentration of loans, including, but not limited to, the automotive production industry and the real estate business lines, the anticipated performance of any new banking centers, the entry of new competitors in Comerica’s markets, changes in the level of fee income, changes in applicable laws and regulations, including those concerning taxes, banking, securities and insurance, changes in trade, monetary and fiscal policies, including the interest rate policies of the Board of Governors of the Federal Reserve System, fluctuations in inflation or interest rates, changes in general economic, political or industry conditions and related credit and market conditions, the interdependence of financial service companies and adverse conditions in the stock market. Comerica cautions that the foregoing list of factors is not exclusive. For discussion of factors that may cause actual results to differ from expectations, please refer to our filings with the Securities and Exchange Commission. In particular, please refer to “Item 1A. Risk Factors” beginning on page 11 of Comerica’s Annual Report on Form 10-K for the year ended December 31, 2009. Forward-looking statements speak only as of the date they are made. Comerica does not undertake to update forward-looking statements to reflect facts, circumstances, assumptions or events that occur after the date the forward-looking statements are made. For any forward-looking statements made in this presentation or in any documents, Comerica claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Financial Results $ in millions, except per share data 1Included noncash charges of $99 million related to preferred stock issued to the U.S. Treasury under the Capital Purchase Program, which was fully redeemed during the quarter 2 Estimated 3 See Supplemental Financial Data slide for reconciliation of non-GAAP financial measures $8 $(29) $35 Income (loss) from continuing operations, net of tax 1 - 17 Income from discontinued operations, net of tax 9.68% 10.40%2 404 194 175 3.18% 415 (0.46) (71) 1231 52 1Q10 11.06% 12.46% Tier 1 capital ratio (24) (62) Net loss attributable to common shares 33 33 Preferred stock dividends to U.S. Treasury 397 425 Noninterest expenses 7.27% 7.99% Tangible common equity ratio3 223 214 Noninterest income 203 256 Provision for loan losses 2.53% 2.94% Net interest margin 384 396 Net interest income (0.16) (0.42) Diluted loss per common share 9 (29) Net income (loss) 1Q09 4Q09

First Quarter 2010 Highlights Analysis of 1Q10 compared to 4Q09 1Based on an analysis of nonaccrual loans with book balances greater than $2 million 2 See Supplemental Financial Data slides for reconciliation of non-GAAP financial measures Credit quality improved Net credit related charge-offs declined by $52 million to $173 million Provision for credit losses declined $77 million to $182 million Nonperforming assets declined $41 million Inflow to nonaccrual1 slowed by $21 million, to $245 million Net interest income grew 5% as the net interest margin increased 24 basis points to 3.18% Excluding impact of excess liquidity, net interest margin would have been 3.42%2 Higher-cost funding matured and loan spreads increased Expenses well controlled Noninterest expenses decreased 5% 5% reduction in workforce from a year ago Capital ratios remain strong after fully redeeming $2.25 billion of preferred stock issued to the U.S. Treasury Tangible common equity ratio2 of 9.68%

$880MM common stock offering completed on March 12 Redeemed $2.25 billion of preferred stock issued to the U.S. Treasury under the Capital Purchase Program on March 17. 1Q10 negative impact of $123 million or $0.79 per share: Quarterly cash dividend of $24 million or $0.15 per share Quarterly non-cash accretion of the discount of $5 million or $0.03 per share One-time non-cash redemption charge (accelerated accretion of the remaining discount) of $94 million or $0.61 per share Elected not to repurchase the warrant issued in conjunction with the preferred stock (11.5 million shares of common stock at an exercise price of $29.40 per share) in order to preserve capital in support of future growth Redemption of Preferred Stock

Loan Decline Slowing Average Loan Outstandings Average Change in Loan Outstandings (217) $1.4B decline in average loans in 1Q10 compared to 4Q09 1Q10 Comerica new and renewed lending activity: $6.0B Middle market & small businesses working capital needs should increase with GDP TX & CA expected to benefit from population growth & diverse economies Auto Dealer floorplan financing expected to increase as sales pickup Average balances in $ millions $30,000 $35,000 $40,000 $45,000 3Q09 4Q09 Jan '10 Feb '10 Mar '10 (2,866) (2,029) (846) (357) ($4,000) ($3,000) ($2,000) ($1,000) $0

Diverse Loan Portfolio 1 Specialty Businesses includes: Entertainment, Energy, Financial Services Division, Leasing, Technology and Life Sciences (TLS), and Mortgage Banker Finance Geography based on office of origination; Midwest: MI, OH, IL; Western: CA, AZ, NV, CO, WA; Other Markets include markets not separately identified above in addition to businesses with a national perspective Average 1Q10: $41.3 billion Other Markets $3.1B 8% Int'l $1.6B 4% Florida $1.6B 4% Midwest $15.3B 37% Western $13.0B 31% Texas $6.7B 16% Global Corp Banking $4.9B 12% Commercial Real Estate $5.4B 13% Middle Market $12.7B 31% Nat'l Dealer Services $3.2B 8% Specialty Businesses 1 $4.7B 11% Personal Banking $1.9B 5% Small Business Banking $3.7B 9% Private Banking $4.8B 11%

Growing Core Deposits Total avg. core deposits1 of $37.2B, a $494MM increase Money market and NOW deposits increased $942MM Noninterest-bearing deposits grew $194MM Higher-cost customer CDs declined $650MM Total avg. core deposits: Increased in Texas and Florida markets Relatively stable in Midwest and Western markets Increased in most commercial lines of business Average Noninterest-Bearing Deposits $ in billions; 1Q10 vs 4Q09 1Core deposits exclude Institutional CDs, Retail Brokered CDs and foreign office time deposits $3 $6 $9 $12 $15 4Q08 1Q09 2Q09 3Q09 4Q09 1Q10

Net Interest Margin Expansion Net interest margin of 3.18% which reflected: + Loan spread improvement + Less costly blend of core deposits + Maturities of higher-cost wholesale funding Excess liquidity position1: 1Q10 Average $4.1B 3/31/10 period end $3.8B Resulted from continued deposit growth and weak loan demand Negative impact on 1Q10 margin was approximately 24 basis points 1Excess liquidity represented by average deposits held at the Federal Reserve Bank. See Supplemental Financial Data slide for reconciliation of non-GAAP financial measure. 0.13% 0.24% 3.18% 2.94% 2.68% 2.73% 2.53% 0.16% 0.08% 0.07% 2.84% 3.07% 2.60% 2.81% 3.42% 2.25% 2.50% 2.75% 3.00% 3.25% 3.50% 1Q09 2Q09 3Q09 4Q09 1Q10 Reported Net Interest Margin Impact of Excess Liquidity

A Leaner, More Efficient Company Workforce Reductions 11Q10 vs 4Q09 1Q10 noninterest expense decreased 5%1 : Salary and employee benefits expense reduced 6% Workforce reductions in 2009 benefit 2010 Other Real Estate expense decreased $10MM Continued to tightly control discretionary expenses 6,000 8,000 10,000 12,000 2001 2002 2003 2004 2005 2006 2007 2008 2009 1Q10 Headcount (period end) 200 250 300 350 400 450 Banking Centers (period end) Full-time Equivalent Employees Banking Centers

Credit Quality Improved 85% 2.42% $182 $1,031 $173 1.68% 1Q10 $308 $913 $313 $988 $259 $1,022 Provision for Credit Losses Allowance for Credit Losses 1.89% 2.19% 2.34% Allowance for loan losses to total loans 78% 80% 83% Allowance for loan losses to nonperforming loans $225 2.10% 4Q09 $239 2.14% 3Q09 $248 2.08% Net credit-related charge-offs to average total loans 2Q09 Net credit-related charge-offs declined $52 million; the third consecutive quarter of decline Reserve build continued, but at a slower pace with provision for credit losses exceeding net credit-related charge-offs by $9 million Allowance for loan losses to nonperforming loans increased $ in millions

Credit Quality Improved $100 $109 $111 $89 Foreclosed property $7,502 $83 $245 $1,251 3.06% 1Q10 $7,386 $8,250 $7,730 Total Watch list loans2 $419 $361 $266 Nonperforming assets inflow1 $101 $1,292 3.06% 4Q09 $161 $1,305 2.99% 3Q09 $210 Loans past due 90 days or more and still accruing $1,230 2.64% Nonperforming assets to total loans and foreclosed property 2Q09 Nonperforming assets declined by $41 million Inflow to nonaccrual slowed by $21 million; third consecutive quarter of declining inflow Watch list loans1 decreased $228 million, second consecutive quarter of decline Foreclosed property declined $22 million $ in millions 1Based on an analysis of nonaccrual loans with book balances greater than $2 million 2Watch list: generally consistent with regulatory defined special mention, substandard and doubtful loans

Net Loan Charge-offs Declined By Market By Line of Business $ in millions Geography based on office of origination; Midwest: MI, OH, IL; Western: CA, AZ, NV, CO, WA; Other Markets include markets not separately identified above in addition to businesses with a national perspective 239 224 173 248 $0 $50 $100 $150 $200 $250 $300 2Q09 3Q09 4Q09 1Q10 CRE Line of Business Middle Market Small Business WIM Specialty Businesses Personal Banking Global Corp Banking 173 224 239 248 $0 $50 $100 $150 $200 $250 $300 2Q09 3Q09 4Q09 1Q10 Midwest Western Texas Florida Other/Intl

Nonaccrual Loans March 31, 2010: $1,145 million By Line of Business Period-end balances in $ millions (MM) 1 Reflects office of origination Nonaccrual loans1: Western 44% Midwest 33% Florida 9% Texas 8% Other 6% Average carrying value of 56% (44% write-down) Included in nonperforming assets: $17MM in Reduced Rate loans $23MM in Troubled Debt Restructurings (TDRs) Foreclosed Property of $89MM Accruing TDRs total $8MM No nonaccrual loans Held-For-Sale Sold $44MM in nonperforming loans at prices approximating carrying value plus reserves 1,130 1,194 1,165 1,145 0 300 600 900 1,200 2Q09 3Q09 4Q09 1Q10 CRE Line of Business Small Business Banking Global Corp Banking Middle Market Private Banking Personal Banking Other Business Lines

Commercial Real Estate Line of Business March 31, 2010 Loan Outstandings: $4.6 billion1 By Project Type By Location of Property Period-end balances in $billions; additional Commercial Real Estate information can be found in the appendix 1 Excludes $0.5 B in Commercial Real Estate line of business loans not secured by real estate Multi-use $0.5B 10% Office $0.4B 10% Comml/Other $0.3B 7% Multi-family $1.2B 25% Retail $1.0B 22% Single Family $0.5B 11% Land Development $0.3B 6% Land Carry $0.4B 9% Other Markets $0.6B 14% Florida $0.5B 11% Western $1.7B 37% Michigan $0.6B 13% Texas $1.2B 25%

Commercial Real Estate Line of Business Net Charge Offs By Location of Property By Project Type $millions RE: Real Estate Commercial: Multi-Family, Retail, Office, Warehouse, Multi-use and Commercial Residential real estate charge-offs were stable Multi-use and multi-family charge-offs increased Western & Midwest charge-offs declined Texas charge-offs increased: primarily 2 projects Nonaccrual and watch list loans declined Expect variability in charge-offs with a downward trend $108 $91 $62 $86 $0 $20 $40 $60 $80 $100 $120 2Q09 3Q09 4Q09 1Q10 Residential Commercial Not Secured by RE $108 $91 $62 $86 $0 $20 $40 $60 $80 $100 $120 2Q09 3Q09 4Q09 1Q10 Western Midwest Florida Texas Other Not Secured by RE

Residential Real Estate Development Period-end balances in $millions Reduced Residential Real Estate Development exposure by $1.3B since 6/08 to $964MM at 3/10 Geographic breakdown: Western 44% Florida 15% Texas 17% Michigan 12% Other 12% 58% Decrease Reduced Western Market Local Residential Real Estate Developer Portfolio to $191MM at 3/31/10 from $932MM at 12/31/07 $0 $500 $1,000 $1,500 $2,000 $2,500 6/30/08 9/30/08 12/31/08 3/30/09 6/30/09 9/30/09 12/31/09 3/31/10 Single Family Residential - Land Carry/Development

Strong Capital Ratios Source: SNL Financial; 4Q09 Tangible Common Equity Ratio excludes PNC as that figure was not reported Peer Group: BBT, FITB, HBAN, KEY, MI, MTB, PNC, RF, STI, USB, ZION See Supplemental Financial Data for reconcilements of Comerica’s non-GAAP financial measures Tier I Common Tangible Common Equity Ratio Peer Median Comerica 7.3% 7.7% 8.0% 8.2% 9.6% 7.0% 7.0% 6.9% 5.7% 0% 2% 4% 6% 8% 10% 12% 1Q09 2Q09 3Q09 4Q09 1Q10 7.3% 7.6% 8.0% 8.0% 9.7% 6.1% 6.3% 6.0% 5.1% 0% 2% 4% 6% 8% 10% 12% 1Q09 2Q09 3Q09 4Q09 1Q10

2010 Full-Year Outlook1 Low single-digit loan growth, 3/31/10 compared to 12/31/10 Loan demand lags economic recovery Investment securities portfolio to remain at March 31, 2010 level Net interest margin between 3.25% and 3.35% Based on no increase in the Federal Funds rate Continued improvement from loan pricing, lower funding costs and a lower level of excess liquidity Net credit-related charge-offs between $675MM and $725MM Provision for credit losses to be consistent with net charge-offs Noninterest income flat to low single-digit decline2, excluding $243MM of 2009 net securities gains Noninterest expenses, low single-digit decrease2 Workforce reductions in 2009 will benefit 2010 Expect reduced pension, FDIC and ORE expenses Income tax expense to approximate 35% of pre-tax income less approximately $60 million in annual tax benefits 1This outlook is provided as of April 21, 2010. 2Full-year outlook: 2010 compared to 2009 Expectations based on a modestly improving economic environment

Appendix

Business and Market Segment Contributions to Net Income ($29) (25) (62) 5 (12) $65 4Q09 $9 $52 TOTAL (3) 18 Other1 (50) (59) Finance 13 11 Wealth & Institutional Management (7) (7) Retail Bank $56 $89 Business Bank 1Q09 1Q10 $ in millions 1Includes discontinued operations and items not directly associated with the three major business segments or the Finance Division 2Includes discontinued operations and items not directly associated with the geographic markets ($29) (87) -- 23 3 13 7 $12 4Q09 22 16 Other Markets (6) 1 Florida (7) 22 Western $9 $52 TOTAL (53) (41) Finance and Other2 9 14 International 15 14 Texas $29 $26 Midwest 1Q09 1Q10

Investment Securities Portfolio Consists primarily of AAA mortgage-backed Freddie Mac and Fannie Mae government agency securities Net unrealized pre-tax gain $84MM as of 3/31/10 Average life of 4.0 years Repurchased customers’ Auction Rate Securities in 4Q08 Cumulative redemptions of $406MM (1Q10 $47MM) Cumulative gains on redemptions of $21MM (1Q10 $2MM) $ in millions (MM) Expect Investment Securities to remain $6.5B $3,500 $4,500 $5,500 $6,500 $7,500 $8,500 $9,500 $10,500 1Q09 2Q09 3Q09 4Q09 1Q10 Average Auction Rate Securities Average Investment Securities Available-for-Sale

Loan Growth Post-Recession Source: Federal Reserve H.8 as of 4/7/10 Comerica’s C&I loan outstandings have begun to decline at a slower pace than most other banks. C&I Loans -25% -20% -15% -10% -5% 0% 5% 10% 15% 20% 25% 7/1/2007 11/1/2007 3/1/2008 7/1/2008 11/1/2008 3/1/2009 7/1/2009 11/1/2009 3/1/2010 52-Wk. % Change in 4-Wk. Moving Average Comerica All Banks Large Banks

Decline in Commercial Real Estate Loans Source: Federal Reserve H.8 as of 4/7/10 Comerica has proactively reduced exposure in Commercial Real Estate at a faster pace than most other banks. Commercial Real Estate Loans -25% -20% -15% -10% -5% 0% 5% 10% 15% 7/1/2007 11/1/2007 3/1/2008 7/1/2008 11/1/2008 3/1/2009 7/1/2009 11/1/2009 3/1/2010 52-Wk. % Change in 4-Wk. Moving Average Comerica All Banks Large Banks

Loans By Geographic Market 3.5 3.1 Other Markets 1.6 1.6 Florida 1.7 1.6 International $42.8 $41.3 TOTAL 6.9 6.7 Texas 13.3 13.0 Western $15.8 $15.3 Midwest 4Q09 1Q10 Average loans in $billions; Geography based on office of origination; Midwest: MI, OH, IL; Western: CA, AZ, NV, CO, WA; Other Markets include markets not separately identified above in addition to businesses with a national perspective

Loans by Line of Business $41.3 $4.8 4.8 $5.6 1.9 3.7 $30.9 4.7 3.2 4.9 5.4 $12.7 1Q10 $42.8 TOTAL $4.8 SUBTOTAL – WEALTH & INSTITUTIONAL MANAGEMENT 4.8 Private Banking $5.7 SUBTOTAL – RETAIL BANK 2.0 Personal Banking 3.7 Small Business Banking $32.3 SUBTOTAL – BUSINESS BANK 5.1 Specialty Businesses1 3.1 National Dealer Services 5.2 Global Corporate Banking 5.7 Commercial Real Estate $13.2 Middle Market 4Q09 Average loans in $billions; 1 Specialty Businesses includes: Financial Services Division, Entertainment, Energy, Leasing, Mortgage Banker Finance, and TLS

First Quarter 2010 Average Loans Detail $3.1 $0.0 0.0 $0.1 0.1 0.0 $3.0 0.7 0.2 0.5 0.6 $1.0 Other Markets $1.6 $0.7 0.7 $0.0 0.0 0.0 $0.9 0.0 0.2 0.1 0.4 $0.2 Florida $41.3 $1.6 $6.7 $13.0 $15.3 TOTAL $4.8 $0.0 $0.5 $1.7 $1.9 SUBTOTAL – WEALTH & INSTITUTIONAL MANAGEMENT 4.8 0.0 0.5 1.7 1.9 Private Banking $5.6 $0.0 $1.1 $1.0 $3.4 SUBTOTAL – RETAIL BANK 1.9 0.0 0.2 0.1 1.5 Personal Banking 3.7 0.0 0.9 0.9 1.9 Small Business Banking $30.9 $1.6 $5.1 $10.3 $10.0 SUBTOTAL – BUSINESS BANK 4.7 0.0 1.6 1.5 0.9 Specialty Businesses1 3.2 0.0 0.2 2.0 0.6 National Dealer Services 4.9 1.6 0.3 0.9 1.5 Global Corporate Banking 5.4 0.0 1.5 1.9 1.0 Commercial Real Estate $12.7 $0.0 $1.5 $4.0 $6.0 Middle Market TOTAL Int’l Texas Western Midwest $ in billions; geography based on office of origination. 1 Specialty Businesses includes: Financial Services Division, Entertainment, Energy, Leasing and TLS

Shared National Credit Relationships Outstandings declined $3.5B from 12/31/08 Approx. 975 borrowers Industry diversification mirrors total loan book Majority of relationships include ancillary business Comerica is agent for approximately 16% Adhere to same credit underwriting standards as rest of loan book Credit challenges focused primarily on residential real estate development March 31, 2010: $8.3 billion Shared National Credit (SNC): Facilities greater than $20 million shared by three or more federally supervised financial institutions which are reviewed by regulatory authorities at the agent bank level. Period-end outstandings as of March 31, 2010 Global Corp Banking $2.9B 35% Nat'l Dealer Services $0.3B 3% Energy $1.1B 14% Other $0.5B 6% Middle Market $2.0B 24% Commercial Real Estate $1.5B 18%

Automotive Manufacturer Portfolio $0.9 0.2 $0.7 12/09 $1.0 $1.5 $1.8 $2.2 $2.7 Total Other Automotive $0.8 $1.2 $1.4 $1.7 $2.0 Domestic Ownership 0.2 0.3 0.4 0.5 0.7 Foreign Ownership 12/05 12/06 12/07 12/08 2/10 Outstandings1 1Period-end in $billions 2$millions 3Period-end in $millions Portfolio includes OEM (Original Equipment Manufacturer), Tier One and Tier Two suppliers with greater than 50% revenue associated with auto manufacturing Fourth Quarter Commentary: Auto outstandings have declined 63% since 12/05 Expect outstandings to increase moderately as auto sales rise No direct exposure to GM or Chrysler down 63% $18 $6.4 YTD10 $28 $55.2 FY09 $5.5 $(2.2) Net Charge-offs/ (recovery)2 $16 $16 Nonaccrual Loans3 FY07 FY08

Diversified National Dealer Services Geographic Dispersion Western 61% Midwest 18% Florida 8% Texas 7% Other 6% 1Q10 Average Loans Outstanding: $3.2 billion Franchise Distribution1 1 Franchise distribution based on March 31, 2010 period-end outstandings 2 “Other” includes obligations where a primary franchise is indeterminable (rental car and leasing companies, heavy truck, recreational vehicles, and non-floor plan loans) Facts Top tier strategy Majority are Mega franchises (five or more dealers in group) Very small exposure to dealers that are being closed Excellent credit quality Average loan outstandings down $815 million or 20% from 1Q09 Detroit 3 nameplates down from 41% at 12/05 to 20% at 3/10 Toyota/ Lexus 24% Ford 10% GM 6% Chrysler 4% Mercedes 5% Nissan/ Infinity 5% Other 2 12% Other European 9% Other Asian 7% Honda/ Acura 18%

Net Loan Charge-offs by Line of Business $248 $239 $224 $173 TOTAL $312 $311 $256 $175 Provision for loan loss 8 10 12 10 WIM 33 18 18 9 Specialty Businesses1 2 6 20 39 $86 1Q10 26 8 22 76 $62 4Q09 52 64 Middle Market 17 6 23 $108 2Q09 23 8 25 $91 3Q09 Small Business Banking CRE Global Corporate Banking Personal Banking Average loans in $billions; 1 Specialty Businesses includes: Financial Services Division, Entertainment, Energy, Leasing, Mortgage Banker Finance, and TLS

Net Loan Charge-offs by Market $ in millions Geography based on office of origination; Midwest: MI, OH, IL; Western: CA, AZ, NV, CO, WA; Other Markets include markets not separately identified above in addition to businesses with a national perspective $175 $173 19 10 25 64 $55 1Q10 $256 $224 25 4 13 85 $97 4Q09 70 95 Western $312 $248 45 23 11 $99 2Q09 $311 $239 11 9 22 $102 3Q09 Texas Midwest TOTAL Other Markets/ International Provision for loan losses Florida

Nonaccrual Loans 3 97 Over $25MM 783 $1,145 Total 24 373 $10–$25MM 26 183 $5–$10MM 730 $492 Under $5MM # of Relationships Outstanding Period-end balances in $ millions (MM) as March 31, 2010 Proactively review nonaccrual loans every quarter Charge-offs and reserves taken to reflect current market conditions Granularity of nonaccrual loans: Carrying Value of Nonaccrual Loans as % of Contractual Value 72% 68% 66% 64% 61% 59% 56% 56% 25% 40% 55% 70% 2Q08 3Q08 4Q08 1Q09 2Q09 3Q09 4Q09 1Q10

Commercial Real Estate Loan Portfolio 1Q10: $13.8 billion 1Q10 averages in $billions 1 Included in Commercial Real Estate line of business Commercial Real Estate line of business: Nonaccrual loans of $631MM, a $16MM reduction from 4Q09 Loans over $2mm transferred to nonaccrual totaled $129MM ($64MM in 4Q09, $211MM in 3Q09) Net loan charge-offs of $86MM, expected to exhibit variability with a downward trend Primarily Owner- Occupied Commercial Mortgages $9.0B 65% Real Estate Construction 1 $2.9B 21% Commercial Mortgages 1 $1.9B 14%

Real Estate Construction Loans 65 - - 41 23 1 Commercial 226 33 14 62 5 112 Office 217 11 24 27 33 122 Multi-use 728 121 136 272 - 200 Multi-family Other CRE: 274 26 12 87 27 122 Land Development 700 80 96 117 57 350 Total Residential 729 40 48 346 123 172 Retail 47 - - 14 - 33 Other $2,741 $288 $318 $882 $256 $997 TOTAL Residential: 3 $54 Other Markets 29 - 3 15 8 Land Development $426 $84 $30 $30 $228 Single Family TOTAL Florida Texas Michigan Western March 31, 2010 period-end $ in millions Commercial Real Estate Line of Business by Location of Property

Commercial Mortgage Loans 236 76 - 16 - 144 Multi-use 298 59 24 2 57 156 Retail 221 11 12 12 56 130 Land Carry Other CRE: 264 35 47 45 64 73 Total Residential $56 $16 $7 $16 $3 $14 Single Family Residential: 140 39 - 12 27 62 Commercial 217 7 11 48 57 94 Office 415 65 98 126 71 55 Multi-family 89 55 - 1 9 24 Other $347 19 Other Markets $1,880 $192 $262 $341 $738 TOTAL 208 40 29 61 59 Land Carry TOTAL Florida Texas Michigan Western March 31, 2010 period-end $ in millions Commercial Real Estate Line of Business by Location of Property

Consumer Loan Portfolio 10% of total outstandings No sub-prime mortgage programs Self-originated & relationship oriented Net loan charge-offs of $10MM 1Q10: $4.1 billion 1Q10 averages in $billions 1 Residential mortgages we hold on our balance sheet are primarily associated with our Private Banking customers. The residential mortgages we originate through our banking centers are typically sold to a third party. 2 The “other” category includes automobile, personal watercraft, student and recreational vehicle loans. Consumer loans- Other 2 $0.7B 16% Consumer Loans-Home Equity $1.8B 44% Residential Mortgages 1 $1.6B 40%

Home Equity Portfolio 84% home equity lines and 16% home equity loans1 Avg. FICO score of 752 at origination1 86% have CLTV < 80%1 at origination Average loan vintage is 4.66 years1 Geographic Breakdown 1Q10 averages in $billions Geography based on office of origination 1Data on loans booked through our Consumer Loan Center which encompasses about 86% of our Home Equity Lines and Loans 1Q10: $1.8 billion Other Markets 0% Florida 2% Western 26% Texas 9% Midwest 63%

Core Deposits By Geographic Market $37.1 1.0 1.9 0.4 5.0 11.9 $16.9 1Q10 1.4 1.7 Other Markets 0.2 0.3 Florida 0.6 0.9 International $33.7 $36.6 TOTAL 4.2 4.8 Texas 10.6 11.9 Western $16.7 $17.0 Midwest 1Q09 4Q09 Average deposits in $ billions; Geography based on office of origination; Western includes: CA, AZ, NV, CO, WA Excludes Foreign Office Time Deposits (1Q10 $0.2B; 4Q09 $0.2B; 1Q09 $0.2B) and Finance/Other with Inst. & Retail Brokered CDs of $0.9B in 1Q10, $1.5B in 4Q09, and $6.3B in 1Q09

Line of Business Deposits $38.6 1.3 $2.8 2.8 $16.7 12.8 3.9 $17.8 5.5 0.1 6.4 1.1 $4.7 1Q10 6.9 2.0 Finance/Other2 40.8 $38.8 TOTAL $2.4 $2.8 SUBTOTAL – WEALTH & INSTITUTIONAL MANAGEMENT 2.4 2.8 Private Banking $17.4 $17.0 SUBTOTAL – RETAIL BANK 13.7 13.0 Personal Banking 3.7 4.0 Small Business Banking $14.1 $17.0 SUBTOTAL – BUSINESS BANK 4.9 5.4 Specialty Businesses1 0.1 0.2 National Dealer Services 4.4 5.8 Global Corporate Banking 0.6 0.8 Commercial Real Estate $4.1 $4.8 Middle Market 1Q09 4Q09 Average deposits in $billions 1 Specialty Businesses includes: Entertainment, Energy, Financial Services Division, Leasing. Mortgage Banker and TLS 2 Finance/Other includes Inst. and Retail Brokered CD’s: 1Q10 - $0.9B; 4Q09 - $1.5B; 1Q09 - $6.3B

First Quarter 2010 Average Deposits Detail $1.9 -- $0.0 0.0 $0.0 0.1 -- $1.8 0.8 0.0 0.8 0.1 $0.1 Other Markets $1.0 -- $-- -- $-- -- -- $1.0 -- -- 1.0 -- $-- Int’l 1.3 -- -- -- 1.3 Finance/Other2 $38.6 $0.4 $5.0 $11.9 $18.4 TOTAL $2.8 $0.2 $0.3 $1.6 $0.7 SUBTOTAL – WEALTH & INSTITUTIONAL MANAGEMENT 2.8 0.2 0.3 1.6 0.7 Private Banking $16.7 $-- $2.7 $2.0 $11.9 SUBTOTAL – RETAIL BANK 12.8 -- 1.6 1.0 10.1 Personal Banking 3.9 -- 1.1 1.0 1.8 Small Business Banking $17.8 $0.2 $2.0 $8.3 $4.5 SUBTOTAL – BUSINESS BANK 5.5 0.1 0.5 4.0 0.1 Specialty Businesses1 0.1 0.0 0.0 0.1 0.0 National Dealer Services 6.4 0.1 0.9 0.4 3.2 Global Corporate Banking 1.1 0.0 0.1 0.7 0.2 Commercial Real Estate $4.7 $0.0 $0.5 $3.1 $1.0 Middle Market TOTAL Florida Texas Western Midwest $ in billions 1 Specialty Businesses includes: Entertainment, Energy, Financial Services Division, Leasing Mortgage Banker and TLS 2 Finance/Other includes $0.9B in Inst. and Retail Brokered CD’s; included in Finance Division segment

December 2003 360 Banking Centers March 31, 2010 449 Banking Centers Banking Center Network MI 233 TX 91 CA 99 FL 10 AZ 16 AZ 1 FL 6 CA 42 TX 50 MI 261

449 233 10 91 16 99 3/31/10 Network 13 0 1 5 1 6 New Planned for 2010 10 0 0 4 4 2 2009 30 2 0 12 3 13 2007 28 0 1 9 4 14 2008 2006 2005 18 1 0 7 2 8 2 Arizona 25 Total 1 Michigan 3 Florida 7 Texas 12 California Banking Center Network New Banking Centers

BBB BBB+ BBB A- BBB+ A- BBB+ A- A+ A A+ AA- Fitch BBB (high) BBB- Baa3 Regions Financial BBB BB+ Baa2 Huntington BBB (low) BBB- B2 Zions Bancorporation BBB (high) BBB- Baa1 Marshall & Ilsley Baa1 Baa1 Baa1 A3 A3 A2 A1 Aa3 Moody’s A (high) A PNC A (low) A- M&T Bank A A- Comerica AA (low) A BB&T A (low) BBB Fifth Third A (low) BBB SunTrust BBB (high) BBB+ KeyCorp AA DBRS S&P Senior Unsecured/Long-Term Issuer Rating A+ US Bancorp Holding Company Debt Ratings As of 4/20/10 Source: SNL Financial Debt Ratings are not a recommendation to buy, sell, or hold securities.

Comerica Bank

Supplemental Financial Data

Reconciliation of non-GAAP financial measures with financial measures defined by GAAP ($ in millions)	3/31/10	12/31/09	9/30/09	6/30/09	3/31/09
Total Regulatory Capital [2]	$9,061	$10,468	$10,638	$10,724	$10,773
Tier 1 capital[1,2]	$6,311	$7,704	$7,735	$7,774	$7,760
Less: Fixed rate cumulative perpetual preferred stock	--	2,151	2,145	2,140	2,134
Less: Trust preferred securities	495	495	495	495	495
Tier 1 common capital[2]	5,816	5,058	5,095	5,139	5,131
Risk-weighted assets[1,2]	60,680	61,815	63,355	67,124	70,135
Tier 1 common capital ratio [2]	***9.58%***	***8.18%***	***8.04%***	***7.66%***	***7.32%***
Total shareholders' equity	$5,668	$7,029	$7,035	$7,093	$7,183
Less: Fixed rate cumulative perpetual preferred stock	--	2,151	2,145	2,140	2,134
Less: Goodwill	150	150	150	150	150
Less: Other intangible assets	7	8	8	10	11
Tangible common equity	$5,511	$4,720	$4,732	$4,793	$4,888
Total assets	$57,106	$59,249	$59,590	$63,630	$67,370
Less: Goodwill	150	150	150	150	150
Less: Other intangible assets	7	8	8	10	11
Tangible assets	$56,949	$59,091	$59,432	$63,470	$67,209
Tangible common equity ratio	***9.68%***	***7.99%***	***7.96%***	***7.55%***	***7.27%***

The Corporation believes these measurements are meaningful measures of capital adequacy and used by investors, regulators, and others to evaluate the adequacy of common equity and to compare against other companies in the industry.

[1] Tier 1 capital and risk-weighted assets as defined by regulation

[2] March 31, 2010 Regulatory Capital, Tier 1 Capital, and Risk-Weighted assets are estimated

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Supplemental Financial Data

Reconciliation of non-GAAP financial measures with financial measures defined by GAAP ($ in millions)	1Q10	4Q09	3Q09	2Q09	1Q09
Net interest income (FTE)	$ 416	$ 398	$ 387	$ 404	$ 386
Less: Interest earned on excess liquidity[1]	3	2	2	1	1
Net interest income (FTE), excluding excess liquidity	$ 413	$ 396	$ 385	$ 403	$ 385
Average earnings assets	$52,941	$53,953	$57,513	$59,522	$61,752
Less: Average net unrealized gains on investment securities available-for-sale	62	107	102	239	212
Average earnings assets for net interest margin (FTE)	$52,879	$53,846	$57,411	$59,283	$61,540
Less: Excess liquidity[1]	4,092	2,453	3,492	1,833	1,812
Average earnings assets for net interest margin (FTE), excluding excess liquidity	$48,787	$51,393	$53,919	$57,450	$59,728
Net interest margin (FTE)	3.18%	2.94%	2.68%	2.73%	2.53%
Net interest margin (FTE), excluding excess liquidity	3.42%	3.07%	2.84%	2.81%	2.60%
Impact of excess liquidity on net interest margin (FTE)	(0.24)%	(0.13)%	(0.16)%	(0.08)%	(0.07)%

The Corporation believes this is a meaningful measure and used by investors, regulators and other to evaluate financial results and to compare against other companies in the industry.

[1]Excess liquidity represented by interest earned on and average balances deposited with the Federal Reserve Bank.

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